Contact:

Richard Barber
Insightful Corporation
206-283-8802
investor@insightful.com

INSIGHTFUL ANNOUNCES OPERATING RESULTS FOR FIRST QUARTER 2005

Reports 21% Revenue Growth over First Quarter of 2004

SEATTLE - May 2, 2005 - Insightful Corporation (NASDAQ: IFUL), a leading provider of software solutions for analysis of numeric and text data, today announced operating results for the first quarter of 2005.

Insightful reported revenues of $5.3 million for the first quarter of 2005, an increase of 21% over first quarter 2004 revenues of $4.3 million. Fourth quarter 2004 revenues were also $5.3 million. Insightful reported net income of $0.3 million, or $0.03 per diluted share, for the first quarter of 2005, as compared to net income of $0.2 million, or $0.02 per diluted share, in the first quarter of 2004 and net income of $0.9 million, or $0.07 per diluted share, in the fourth quarter of 2004.

Net income in the first quarter of 2005 included foreign currency translation losses of $0.1 million, or $0.01 per share while net income in the fourth quarter of 2004 included foreign currency translation gains of $0.4 million, or $0.03 per share and income tax benefit of $0.1 million, or $0.01 per share.

Operating income was $0.4 million in both the first quarter of 2005 and the fourth quarter of 2004, and was $0.3 million in the first quarter 2004. Included in operating expenses in the first quarter of 2004 were $250,000 in legal costs associated with the company’s acquisition of certain key technology.

“We are pleased with our first quarter results,” said Jeff Coombs, president and CEO of Insightful. “Compared to the first quarter of 2004, our data analysis business achieved revenue growth in Europe and Asia, in both license sales and professional services. In addition, our text analysis business unit achieved its highest quarterly revenue to date.”

Insightful Announces Operating Results for First Quarter 2005                                                                                                                                                                                                                                                                                           Page 2

“We also controlled costs, while continuing to make requisite investments in future product lines,” continued Coombs.

During the quarter the company completed the development of the first major release of its flagship product since its purchase of S from Lucent in 2004. S-PLUS® 7 was launched early in the second quarter of 2005.

“The release of the S-PLUS 7 platform, along with several vertical application modules built on that platform, clearly demonstrates our dedication to making the S-PLUS product line the industry leader across the data analysis lifecycle, from prototyping to enterprise deployment of analytic models,” Coombs said.

“S-PLUS 7 delivers the power of statistics across the enterprise, scaling to large amounts of data and large numbers of users,” continued Coombs. “It’s designed to enable statisticians and developers to create targeted statistical applications that can be easily deployed to business users, researchers, and analysts who need to access the insight enabled by predictive analytics, but lack special expertise in statistical methods.”

Quarterly Highlights

•	First quarter 2005 software license revenues were $2.5 million, as compared to $2.2 million in the first quarter of 2004 and $2.5 in the fourth quarter of 2004.

•	First quarter 2005 maintenance revenues were $1.61 million, as compared to $1.63 million in the first quarter of 2004 and $1.65 million in the fourth quarter of 2004.

•	First quarter 2005 professional services and other revenue was $1.1 million, as compared to $0.5 million in the first quarter of 2004 and $1.2 million in the fourth quarter of 2004.

•
Funded research, which is an offset to research and development expense in the company’s income statement, was $0.5 million in the first quarter of 2005, as compared to $1.0 million in the first quarter of 2004 and $0.5 million in the fourth quarter of 2004.

Insightful Announces Operating Results for First Quarter 2005                                                                                                                                                                                                                                                                                           Page 3

The Company has two product segments, Data Analysis and Text Analysis.  Following are highlights for the quarter in each segment.

Data Analysis

•
Total data analysis revenues, including software licenses, maintenance and professional services and other, were $4.7 million in the first quarter of 2005, as compared to $4.2 million in the first quarter of 2004 and $5.0 million in the fourth quarter of 2004.

•	First quarter 2005 Data Analysis software license revenues were $2.2 million, as compared to $2.0 million in the first quarter of 2004 and $2.3 million in the fourth quarter of 2004.

•	First quarter 2005 Data Analysis professional services and other revenue was $0.9 million, as compared to $0.5 million in the first quarter of 2004 and $1.0 million in the fourth quarter of 2004.

•	Total domestic Data Analysis revenues were $2.8 million in the first quarter of 2005, as compared to $2.8 million in the first quarter of 2004, and $3.0 million in the fourth quarter of 2004.

•	Total international Data Analysis revenues were $1.9 million in the first quarter of 2005, as compared to $1.4 million in the first quarter of 2004, and $2.0 million in the fourth quarter of 2004.

Product Development:
•
During the quarter, Insightful completed the development of S-PLUS 7, which is designed to enable analysis of large data sets and development of enterprise applications for delivery of statistics across the enterprise. S-PLUS 7 was released and launched in early Q2.

•	The company also completed development of several vertical application modules and solutions for targeted industries:

o
S+Finmetrics™ 2.0, and S+NuOpt 1.6, flexible econometric software applications for financial services firms, providing for analysis, simulation, forecasting and portfolio optimization designed to improve accuracy of complex, dynamic trading systems

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o	S+ArrayAnalyzer® 2.1, rigorous statistical analysis software that now scales to large array experiments improving drug discovery accuracy for growing DNA microarray market

o
S-PLUS Clinical Pack, a new clinical data analysis and reporting solution for SAS® software users that provides rich graphics and modern analytics in validated enterprise environments in the life sciences industry.

Text Analysis

•	Total Text Analysis recognized revenues were $0.5 million in the first quarter of 2005, as compared to $0.2 million in the first quarter of 2004 and $0.4 million in the fourth quarter of 2004.

•	First quarter 2005 Text Analysis license recognized revenues were $0.4 million, as compared to $0.2 million in the first quarter of 2004 and $0.2 in the fourth quarter of 2004.

•
First quarter 2005 Text Analysis professional services and other revenue was $0.2 million, as compared to $0.2 million in the fourth quarter of 2004. There were no professional services license revenues in the first quarter of 2004.

•	During the quarter, the company renewed an annual term license with a U.S. government defense agency. There were no other new Text Analysis license bookings during the quarter.

•
The Company won several research grants and contracts in our Text Analysis business totaling more than $0.9 million. Those grants and contracts will help fund text analysis product development over the coming 2 years.

Guidance

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For the second quarter of 2005, the company expects higher revenues when compared to the second quarter of 2004. The company expects to see a decline in InFact service revenues in the second quarter of 2005 when compared to the first quarter of 2005 as a large consulting contract with a U.S. government defense agency winds down. In addition, it expects costs in the second quarter of 2005 to be higher than in the first quarter of 2005 as it continues to set the foundation for future growth by investing in development and marketing for its core product lines, and as it makes the appropriate investments required for compliance with the Sarbanes Oxley Act of 2002.  Because of the range of possible revenue outcomes, the Company cannot predict at this time whether it will be profitable in the second quarter of 2005.

ABOUT INSIGHTFUL

Insightful Corporation (NASDAQ:IFUL) provides enterprises with scalable data analysis solutions that drive better decisions faster by revealing patterns, trends and relationships. The company is a leading supplier of software and services for statistical data analysis, data mining and knowledge access enabling clients to gain intelligence from numeric and text data.

Insightful products include S-PLUS®, S-PLUS Server, Insightful Miner™, and InFact®. Insightful consulting services provide specialized expertise and proven processes for the design, development and deployment of customized solutions.

The company has been delivering industry-leading, high-ROI solutions for 18 years to thousands of companies in the financial services, pharmaceuticals, biotechnology, telecommunications, and manufacturing industries, as well as to government and research institutions.

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NOTE TO INVESTORS: FORWARD LOOKING STATEMENT

Insightful Announces Operating Results for First Quarter 2005                                                                                                                                                                                                                                                                                           Page 6

This press release contains forward-looking statements, including statements about our expected financial results in future periods. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "predict", "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect our actual results include, but are not limited to, the risk that we may not achieve expected financial results, and the "Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price" described in the company’s most recent annual report on form 10-K. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Insightful undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

INSIGHTFUL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	March 31,	December 31,
	2005	2004
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$9,561	$9,650
Accounts receivable, net	3,452	4,157
Other receivables	680	501
Prepaid expenses and other current assets	702	453
Total current assets	14,395	14,761
Property and equipment, net	906	966
Purchased technology, net	1,079	1,226
Goodwill and other intangibles, net	800	800
Other assets	60	60
	$17,240	$17,813

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$129	$129
Accounts payable	884	1,644
Accrued expenses and other current liabilities	1,825	1,912
Deferred revenue	6,209	6,318
Total current liabilities	9,047	10,003
Long-term debt, less current portion	—	32
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value—
Authorized—1,000,000 shares
Issued and outstanding—none	—	—
Common stock, $0.01 par value—
Authorized—20,000,000 shares
Issued and outstanding— 12,422,885 and 12,393,950 shares at March 31, 2005 and December 31, 2004, respectively	124	124
Additional paid-in capital	36,381	36,329
Accumulated deficit	(28,049)	(28,383)
Cumulative translation adjustment	(263)	(292)
Total stockholders’ equity	8,193	7,778
	$17,240	$17,813

INSIGHTFUL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
UNAUDITED

	Three Months Ended
	March 31,	March 31,
	2005	2004
Revenues:
Software licenses	$2,527	$2,168
Software maintenance	1,609	1,632
Professional services and other	1,122	535
Total revenues	5,258	4,335
Cost of revenues:
Software related	404	417
Professional services and other	762	536
Total cost of revenues	1,166	953
Gross profit	4,092	3,382
Operating expenses:
Sales and marketing	1,865	1,493
Research and development	1,252	1,409
Less—funded research	(526)	(1,012)
Research and development, net	726	397
General and administrative	1,074	1,219
Total operating expenses	3,665	3,109
Income from operations	427	273
Other expense, net	74	37
Income before income taxes	353	236
Income tax expense	19	11
Net income	$334	$225

Basic net income (loss) per share	$0.03	$0.02
Diluted net income (loss) per share	$0.03	$0.02
Weighted-average number of common shares outstanding:
- Basic	12,395	11,654
- Diluted	12,933	11,921